EXHIBIT 10.6

Loan Application Form

September 11, 2006

Translated From Japanese

Dear Risona Bank,

I would like to apply for the loan with the details below.

Address:	West Shinjuku Showa bldg. 11F,
1-13-12, Nishi-Shinjuku, Shinjuku-ku. Tokyo
I.A. Partners K.K.

Name:	Representative Director
Hideki Anan

Amount Requested	45,000,000 YEN	Desired Loan	1.625%
Desired date of loan	September 11, 2006	interest rate
Desired term of loan	August 31,2007
Fund Allocation	working fund/funds of equipment/others (amount) 45,000,000 YEN	Financial Plan
Risona Bank 45,000,000 YEN
Payment Resources	Collected Sales
Method of Repayment	November 11, 2006 is the first repayment date, and after that, 4,500,000 YEN should be repaid every end of the month, and 4,500,000 YEN should be repaid by the final repayment due date.
Method of Interest Payment	On the day of loan, the amount up to the mid-term of your specified term of loan should be paid in advance.
After that, the amount for the next installment payment date or loan term is paid in advance on every installment payment date
Security for loan	Hideki Anan
Time deposit of 45,000,000 YEN